UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2014

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Fiscal 2015 Base Salaries. On December 22, 2014, the Compensation Committee of the Board of Directors of MOCON, Inc. approved base salary increases for MOCON’s executive officers to be effective January 1, 2015. The fiscal 2015 base salaries for MOCON’s executive officers, as set forth in the table below, represent an increase of five percent (rounded to the nearest thousand) over each such individual’s base salary for 2014 for each of Messrs. Demorest, DeMorett and Mayer. Due to Ms. Lindsoe’s hire date with MOCON, she was not eligible for an increase in base salary for 2015.

Name	Title	2015 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$385,000
Don DeMorett	Chief Operating Officer	$260,000
Daniel W. Mayer	Executive Vice President and Chief Technical Officer	$266,000
Elissa Lindsoe	Vice President, Chief Financial Officer, Treasurer and Secretary	$240,000

Fiscal 2015 Incentive Pay Plan. In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual financial, earnings and other goals through an Incentive Pay Plan. The Compensation Committee amended the Incentive Pay Plan effective for 2015 and the amended plan is attached to this Form 8-K as Exhibit 10.1.

Under the Incentive Pay Plan in effect for 2014 and prior years, annual goals were tied to MOCON’s annual net income before income taxes and incentives for MOCON’s executive officers. Effective for 2015, the Incentive Pay Plan will have three components. These three components, as well as the weighting of each component for 2015 for MOCON’s executive officers, are as follows:

●	Operating Income (50%)

●	Revenue Growth (25%)

●	Specified objectives (25%)

On December 22, 2014, the Compensation Committee set the goal amounts for the operating income and revenue growth components of the Incentive Pay Plan. The specified objectives for executive officers will be determined by the Compensation Committee in January 2015. Although the goals for operating income and revenue growth are confidential, the 2015 aggregate percentages of salary at target (with target for the specified objectives component being achievement of all of the objectives) for the components range from fifty percent to sixty-five percent of 2015 base salary earned. The actual incentive paid will be based on the percentage of the goal achieved for each component, up to a maximum of one hundred seventy percent for the operating income and revenue growth components and one hundred percent for the specific objective component. The fiscal 2015 Incentive Pay Plan components and percentages of salary were set forth in resolutions adopted by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2015 Special Performance Related Bonuses. The Compensation Committee also established a special performance related bonus arrangement for each of the four executive officers listed above to further motivate these individuals to attain certain company-related performance goals in addition to the profitability, revenue growth and objectives goals covered under MOCON’s Incentive Pay Plan. While the specific special performance goals remain confidential, if achieved, the bonuses will be in the form of an extra week of paid vacation and an all-expense paid trip up to maximum amounts ranging from $15,000 to $20,000. The terms of the fiscal 2015 special performance related bonuses were set forth in resolutions adopted by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	MOCON, Inc. Incentive Pay Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: December 29, 2014	By:	/s/	Elissa Lindsoe
Elissa Lindsoe
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	MOCON, Inc. Incentive Pay Plan	Filed herewith.